Exhibit 1.1

DIAMONDROCK HOSPITALITY COMPANY

DISTRIBUTION AGREEMENT

August 6, 2021

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

BTIG, LLC

65 East 55th Street

New York, NY 10022

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Jefferies LLC

520 Madison Avenue

New York, NY 10022

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, OH 44114

Regions Securities LLC

615 S College St.

Charlotte, NC 28202

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, WI 53202

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

As Agents

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Jefferies LLC

520 Madison Avenue

New York, NY 10022

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, OH 44114

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

As Forward Sellers

Deutsche Bank AG, London Branch

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Citibank, N.A.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Jefferies LLC

520 Madison Avenue

New York, NY 10022

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, OH 44114

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Bank

c/o Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

As Forward Purchasers

Ladies and Gentlemen:

DiamondRock Hospitality Company, a Maryland corporation (the “Company”) and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), and each of Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each in its capacity as sales agent for the Company or principal in connection with the offering and sale of any Issuance Shares (as defined below), each an “Agent,” and, collectively, the “Agents” and, except in the case BTIG, LLC, Regions Securities LLC and Robert W. Baird & Co. Incorporated, each in its capacity as agent for its associated Forward Purchaser (as defined below) in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, each a “Forward Seller” and, collectively, the “Forward Sellers”), and each of Deutsche Bank AG, London Branch, Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Jefferies LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (each in its capacity as purchaser under any Forward Contract (as defined below), each a “Forward Purchaser,” and, collectively, the “Forward Purchasers”), hereby agree to this Distribution Agreement (this “Agreement”) as follows:

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-258573) (the “Registration Statement”) for the registration of the Shares (as defined below) and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). As used herein, “Registration Statement” means, at any given time, such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agents and the Forward Sellers including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement as of such time. “Basic Prospectus” means, at any given time, the prospectus included in the Registration Statement, including the documents incorporated by reference therein as of such time; “Prospectus Supplement” means the most recent prospectus supplement relating to the offering of the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Agents, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(c). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (each, an “Incorporated Document” and, collectively, the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As of the date hereof, (i) the Company owns 99.5% of the partnership interests of the Partnership and is the sole general partner of the Partnership; (ii) the Partnership directly or indirectly owns hotels as described in the Prospectus (individually a “Hotel” and, collectively, the “Hotels”); (iii) the Partnership (or one of its subsidiaries) leases each of the Hotels to a wholly-owned subsidiary (a “Lessee”), pursuant to a separate lease (collectively, the “Leases”); and (iv) all of the Hotels are operated and managed by a manager (the “Manager”) pursuant to separate management agreements, each between a Lessee and the Manager.

The Company and the Agents, the Forward Purchasers and the Forward Sellers agree as follows:

1.             Description of Shares

The Company proposes that shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $200,000,000 (the “Shares”), be offered and sold from time to time during the term of this Agreement and on the terms set forth in Section 2 of this Agreement. Each Agent has been appointed by the Company as its agent to sell Issuance Shares and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares pursuant to any Placement Notice (as defined in Section 2(b)) upon the terms and subject to the conditions contained herein and therein. Each Forward Seller shall be acting as sales agent for the applicable Forward Purchaser and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares upon the terms and subject to the conditions contained herein.

2.             Placement Notices and Terms Agreements.

(a)           The Company agrees that whenever it determines to sell Issuance Shares directly to an Agent as principal (each such transaction, a “Principal Transaction”), it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale. If the Company wishes to issue and sell Issuance Shares pursuant to this Agreement through a Principal Transaction, it shall notify the applicable Agent of the proposed terms of such Principal Transaction. If the applicable Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the applicable Agent and the Company will enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement will not be binding on the Company or the applicable Agent unless and until the Company and the applicable Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. A Terms Agreement may specify certain provisions relating to the reoffering of such Issuance Shares by the applicable Agent. The commitment of the applicable Agent to purchase Issuance Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth and in the Terms Agreement. Each Terms Agreement shall specify the number of Issuance Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Issuance Shares, the commission, discount, or other compensation payable to the applicable Agent, any provisions relating to rights of, and default by, underwriters acting together with the applicable Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Issuance Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the applicable Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control,

(b)          On any Trading Day during the Commitment Period on which (i) the conditions set forth in Section 7 have been satisfied and (ii) solely with respect to any Forward, no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may (x) in the case of an Issuance, deliver a notice to an Agent for the issuance and sale of Issuance Shares hereunder (each, a “Placement”) or (y) in the case of a Forward, deliver a notice to a Forward Seller and its associated Forward Purchaser, in each case, subject to paragraph (f) below, in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires Forward Hedge Shares to be sold, in each case which notice shall specify whether it relates to an “Issuance” or a “Forward” and shall include the maximum number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price per Share below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a notice under either clause (x) or clause (y), a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit B. The Agent then in receipt of an Issuance Placement Notice is herein referred to as the “Current Agent” and the Forward Seller then in receipt of a Forward Placement Notice is herein referred to as the “Current Forward Seller.” The Forward Purchaser for whom the Current Forward Seller is acting at any time is herein referred to as the “Current Forward Purchaser.” There may be only one Current Agent per day and no Current Agent during any Forward Hedge Selling Period. The Company further agrees that it will not sell, or instruct any other party hereto to sell, any Shares under any other distribution agreements, sales agency financing agreements or other similar arrangements on such day.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit C (with a copy to each of the other individuals from the Company set forth on such exhibit) and shall be addressed to each of the individuals from the Agent or the Forward Seller and the Forward Purchaser set forth on Exhibit C, as such Exhibit C may be amended by written notice from the Company, the Agents, the Forward Sellers or the Forward Purchasers, as the case may be, from time to time.

(c)           If the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will, prior to 4:30 p.m. (New York City time) on the Trading Day following the Trading Day on which such Placement Notice is delivered to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all the individuals from each of the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit C) indicating their acceptance of the terms contained in the Placement Notice delivered by the Company or setting forth the terms that the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, until the Company delivers to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which Acceptance shall be addressed to all of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit C. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the acceptance by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the terms of the Placement Notice or upon receipt by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Issuance Amount or the Forward Hedge Amount, as applicable, has been sold, (ii) the Selling Period specified in the relevant Placement Notice has expired, (iii) by notice delivered in accordance with the notice requirements set forth in the first sentence of this paragraph, the Company terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those contained in the earlier dated Placement Notice, (v) this Agreement has been terminated under the provisions of Section 8 or (vi) any party shall have suspended the Issuance or the Forward, as the case may be, in accordance with the terms of this Agreement. The Company may amend the terms of any Issuance Placement Notice following acceptance by the Current Agent without the consent of such Current Agent, provided that (x) such amendment does not amend the Selling Commission applicable to such Issuance and (y) the terms of the amendment are delivered by email (or other method mutually agreed to in writing by the parties) (each such amendment, an “Issuance Placement Notice Amendment”) receipt of which is promptly acknowledged by such Current Agent. The parties acknowledge and agree that an Issuance Placement Notice Amendment shall have no effect as to any Issuance Shares already sold.

(d)          Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Shares may be issued by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker other than on an exchange or through an electronic communications network. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Shares may also be sold by any other method permitted by law, including, but not limited to, privately negotiated transactions, which may include block trades.

(e)           (i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) no Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in the applicable Master Forward Confirmation) any Forward Contract entered into between the Company and the Forward Purchaser and (iv) no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered by the Company relating to a “Forward” hereunder, would result in the sum of the number of Shares issued under all Forward Contracts that have settled, plus the aggregate Capped Number under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(f)           Notwithstanding any other provision of this Agreement, any notice required to be delivered with respect to an Issuance by the Company or an Agent pursuant to this Section 2, may be delivered by telephone (confirmed promptly by facsimile, email or other method mutually agreed to in writing by the parties, addressed to all of the individuals from the Company and such Agent set forth on Exhibit C (as such Exhibit C may be amended from time to time), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. Any Placement Notice for purposes of an Issuance can be provided in accordance with this Section 2(f).   It is expressly acknowledged and agreed that neither the Company nor the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will have any obligation whatsoever with respect to an Issuance or a Forward, as the case may be, unless and until the Company delivers a Placement Notice to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, and either (i) the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), the applicable Master Forward Confirmation (in the case of a Forward) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(g)          In the case of an Issuance Placement Notice, the Current Agent, for the Issuance Selling Period specified in such Issuance Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Agent will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) no later than the opening of trading on the Trading Day immediately following each Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to the Agent pursuant to this Section 2(g) with respect to such sales, and the Net Proceeds (as defined in Section 2(m)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 2(m)) from the Gross Proceeds (as defined in Section 2(m)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when an Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Exhibit D. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when an Agent is acting as principal, in connection with the sale of the Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales. The Company acknowledges and agrees that (i) there can be no assurance that the Current Agent will be successful in selling Issuance Shares, (ii) the Current Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Current Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2(g) and (iii) the Current Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Agent in a Terms Agreement. In the case of clause (i) and (ii), the Current Agent will be acting as agent for the Company and not as principal.

(h)          Subject to the provisions of Section 2(b), and the applicable Master Forward Confirmation, upon the delivery of a Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares to hedge the Current Forward Purchaser’s obligation under the Forward, and the Current Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) and to the Current Forward Purchaser no later than the opening of trading on the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Sales Price and the Aggregate Forward Hedge Price payable to the Current Forward Purchaser in respect thereof.

(i)            No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 2(r) or the Forward Contract or this Agreement is terminated pursuant to Section 8 hereof), the Current Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the applicable Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward (which shall be 25% of the “Initial Forward Price” for such Forward), the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(j)            Notwithstanding anything herein to the contrary, the Current Forward Seller’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Current Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the applicable Master Forward Confirmation.

(k)           Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the Maximum Program Amount or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Agents or the Forward Sellers, as applicable, in writing.

(l)            If any party to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify every other party to this Agreement and sales of the Shares under this Agreement, any Placement, any Placement Notice, any Terms Agreement or any Forward Contract shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(m)          On each Issuance Settlement Date, the Shares sold through or to the Current Agent for settlement on such date shall be delivered by the Company to the Current Agent against payment of (i) the Net Proceeds from the sale of such Shares or (ii) as mutually agreed between the Company and the Agent, the Gross Proceeds from the sale of such Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by the Current Agent at which such Shares were sold. The net proceeds to the Company (the “Net Proceeds”) shall be equal to the Gross Proceeds less the Current Agent’s commission, discount or other compensation payable by the Company pursuant to Section 2 or pursuant to the relevant Terms Agreement. In the event the Company and the Current Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, the Current Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof or pursuant to the relevant Terms Agreement shall be set forth and invoiced in a periodic statement from the Current Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(n)          On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Current Agent’s or its designee’s account (provided the Current Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the Current Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9 hereof, it will (i) hold the Current Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Current Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(o)          On or before each Forward Hedge Settlement Date, the Forward Hedge Shares being sold will be delivered by or on behalf of the Current Forward Purchaser to the Current Forward Seller by crediting the Current Forward Seller or its designee’s account (provided the Current Forward Seller shall have given the Current Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company against payment of the related Aggregate Forward Hedge Price by the Current Forward Seller in same day funds delivered to an account designated by the Current Forward Purchaser or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form..

(p)          The Shares shall be in such denominations and registered in such names as the Current Agent or the Current Forward Seller, as applicable, may request in writing at least one full Trading Day before the Settlement Date. The Company or the Current Forward Purchaser, as applicable, shall deliver the Shares through the facilities of The Depository Trust Company as described in Section 2(n) and 2(o), as applicable, unless the Current Agent or the Current Forward Seller, as applicable, shall otherwise instruct.

(q)          Without the prior written consent of each of the Company and the Agents or the Forward Purchasers and the Forward Sellers, as applicable, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agents (in the case of an Issuance) or the Forward Sellers and the Forward Purchasers (in the case of a Forward) given in writing (including by email correspondence or any other method mutually agreed to in writing by the parties), shall cancel any instructions for the offer or sale of any Shares, and none of the Agents, the Forward Sellers or the Forward Purchasers, as the case may be, shall be obligated to offer or sell any Shares (i) during any period in which the Company is in possession of material non-public information, or (ii) during the period beginning on the 14th day prior to the Earnings Announcement (as defined below) and ending on the earlier of (A) the time that is 24 hours after the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q for such fiscal year or quarter, as applicable, is filed with the Commission (each, a “Filing Time”) or (B) in the event that the Company files (not just furnishes) a Current Report on Form 8-K (each, an “Earnings 8-K”) that includes substantially the same financial and related information as was set forth in a press release containing, or public announcement of, its earnings, revenues or other results of operations for such fiscal year or fiscal quarter (each, an “Earnings Announcement”), other than any earnings projections, similar forward-looking data and officers’ quotations, in form and substance reasonably satisfactory to the Agents and, if applicable, the Forward Purchasers, the later of (x) 24 hours after the Company has issued such Earnings Announcement or (y) the time at which the Company has filed such Earnings 8-K.

(r)            The Company, the Agents, the Forward Sellers or the Forward Purchasers may, upon notice to the other parties in writing (including by email correspondence or any other method mutually agreed to in writing by the parties) to each of the individuals of the other party set forth on Exhibit C (as such Exhibit C may be amended from time to time), suspend any sale of Shares and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against the Agents, the Forward Sellers or the Forward Purchasers unless it is made to one of the individuals named on Exhibit C (as such Exhibit C may be amended from time to time); provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. The Agents, the Forward Sellers and the Forward Purchasers agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit C (as such Exhibit C may be amended from time to time); provided, however, that the failure by the Agents, the Forward Sellers or the Forward Purchasers to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

3.             Representations, Warranties and Agreements of the Company and the Partnership. The Company and the Partnership, jointly and severally, represent and warrant to, and agree with, the Agents, the Forward Sellers and the Forward Purchasers, on and as of (i) the date hereof, (ii) each date on which the Company and the Agents, the Forward Sellers and/or the Forward Purchasers agree upon a Placement Notice (a “Time of Acceptance”) or execute and deliver a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a)           Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement and on the date of this Agreement and (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

(b)           Registration Statement and Prospectus. The Registration Statement became automatically effective upon filing with the Commission under the Securities Act. There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares pursuant to this Agreement has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each Representation Date (other than the date hereof) will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Agent, Forward Purchaser or Forward Seller and furnished in writing by or on behalf of any Agent, Forward Purchaser or Forward Seller expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the initial entry into contracts with investors for the sale of such Shares by the Agents or the Forward Sellers, as applicable, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(c)           Permitted Free Writing Prospectus. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers (which consent will not be unreasonably withheld, conditioned or delayed) until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by the Company and the Agents, the Forward Sellers and the Forward Purchasers is hereinafter referred to as a “Permitted Free Writing Prospectus,” and for purposes of the representations and warranties set forth in this Section 3, “Permitted Free Writing Prospectus” shall mean such free writing prospectus as further supplemented or amended by any later Permitted Free Writing Prospectus, Prospectus or Incorporated Document. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(d)           Incorporated Documents. Each Incorporated Document, at the time it was or hereafter is filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Exchange Act, in all material respects, and, in the case of the Registration Statement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, and, in the case of the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)           Offering Materials Furnished to the Agents, the Forward Sellers and the Forward Purchasers. The Company has delivered to the Agents, the Forward Sellers and the Forward Purchasers one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Agents, the Forward Sellers and the Forward Purchasers have reasonably requested. The Prospectus delivered to the Agents, the Forward Sellers and the Forward Purchasers for use in connection with the offering of the Shares was, and any amendment or supplement thereto will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (“EDGAR”) or Interactive Data Electronic Applications, except to the extent permitted by Regulation S-T.

(f)           Offering Materials. The Company has not distributed and will not distribute, prior to the later of the final Settlement Date, if any, or the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(g)           Capitalization. As of the close of business on August 5, 2021, 210,619,840 shares of Common Stock were issued and outstanding; all outstanding shares of capital stock of the Company and the outstanding shares of capital stock or equity interests of each subsidiary of the Company (each, including the Partnership, except where noted, a “Subsidiary”, and collectively, the “Subsidiaries”), have been duly authorized, validly issued, fully paid and are nonassessable; the Issuance Shares or Forward Settlement Shares, as applicable, when issued, delivered and paid for in accordance with this Agreement or the applicable Forward Contract, as the case may be, and in exchange for a price per share equal to or greater than the minimum price authorized by the Board of Directors of the Company or a duly authorized committee thereof, such Issuance Shares or Forward Settlement Shares, as applicable, will have been, validly issued, fully paid and nonassessable and will, on the applicable Settlement Date, conform, in all material respects, to the description of such Shares contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all of the outstanding shares of capital stock, partnership interests and limited liability company membership interests, as applicable, of the Subsidiaries, including the Partnership, are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(h)           Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure to be so qualified or licensed, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on, or result in a material adverse change in, the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (exclusive of any supplement thereto) (any such effect or change described in this clause (h) is hereinafter called a “Material Adverse Effect”); except for pledges of limited liability company membership interests granted in connection with the incurrence of debt as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all of the issued and outstanding shares of common stock, capital stock, limited liability company membership interests or partnership interests, as applicable, of each Subsidiary are owned by the Company directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; except for restrictions in loan documents entered into in connection with indebtedness, which loan documents were provided to the Agents, the Forward Purchasers and the Forward Sellers or their counsel, no Subsidiary is prohibited or restricted, directly or indirectly, from (A) paying dividends to the Company, (B) making any other distribution with respect to such Subsidiary’s capital stock, (C) repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or (D) transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than the Subsidiaries, the Company does not, and upon completion of the offering of the Shares will not, own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity other than the Subsidiaries.

(i)            Ownership of the Partnership; Good Standing of the Subsidiaries. As of the date of this Agreement, the Company is the sole general partner of the Partnership and owns, directly or indirectly, 99.5% of the partnership interests (“OP Units”) in the Partnership. The Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; each Subsidiary is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license, and in which the failure to be so qualified or licensed, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(j)            The Partnership Agreement. The Agreement of Limited Partnership of the Partnership, as further amended and/or restated (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of each of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(k)           Compliance with Laws. The Company, the Subsidiaries and the Hotels are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect.

(l)            Absence of Breaches and Defaults. The Company is not in violation of its Articles of Amendment and Restatement, as amended, supplemented and/or restated (the “Articles”), or its bylaws, as amended and/or restated (the “Bylaws”); the Partnership is not in violation of its Certificate of Limited Partnership or the Partnership Agreement; no Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements), except for such violations that, individually or in the aggregate, would only reasonably be expected to have a de minimis effect on the Company and its Subsidiaries, taken as a whole; neither the Company nor any Subsidiary is in breach of or default in, nor to the knowledge of the Company and the Partnership has any event occurred which with notice, lapse of time, or both would constitute a breach of or default in, the performance or observance by the Company or any Subsidiary, as the case may be, of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(m)          Absence of Conflicts. The execution, delivery and performance of this Agreement, any Master Forward Confirmation, any Forward Contract and the other agreements listed as exhibits to the Registration Statement by the Company and the Partnership (to the extent a party thereto) and the issuance, sale and/or delivery of the Shares and Forward Settlement Shares and the consummation of the transactions contemplated herein do not and will not (i) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time or both would constitute a breach or default) (A) by the Company of any provisions of its Articles or Bylaws, by the Partnership of any provisions of its Certificate of Limited Partnership or Partnership Agreement, by any Subsidiary (excluding the Partnership) of any provision of its organizational documents, or (B) by the Company or any Subsidiary of any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (C) by the Company or any Subsidiary under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of clauses (i)(B) and (i)(C) above, for such conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(n)           Company Authorization of Agreement and Offering. The Company has the full corporate power and authority to enter into this Agreement, any Master Forward Confirmation, any Forward Contract and any applicable Terms Agreement and to consummate the transactions contemplated herein and therein; the Company has the corporate power to issue, sell and deliver the Shares as provided herein and therein; this Agreement, any Master Forward Confirmation, any Forward Contract and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(o)           Partnership Authorization of Agreement and Offering. The Partnership has the full partnership power and authority to enter into this Agreement and any applicable Terms Agreement and to consummate the transactions contemplated herein and therein; this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company, as general partner of the Partnership, and each is a legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(p)           Absence of Further Requirements. No approval, authorization, consent or order of, or registration or filing with, any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s or the Partnership’s execution, delivery and performance of this Agreement, any Master Forward Confirmation, any Forward Contract and any applicable Terms Agreement or the consummation of the transactions contemplated herein or therein, including the sale and delivery of the Shares and the Forward Settlement Shares, other than (i) with respect to the sale of any Shares offered hereunder, such approvals as have been obtained, or will have been obtained before the relevant Settlement Date for such Shares, as the case may be, under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Issuance Shares and the Forward Settlement Shares on the NYSE, (iii) such consents, approvals, authorizations, orders, registrations or qualifications, if any, as may be required by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agents and Forward Sellers.

(q)           Possession of Licenses and Permits. Each of the Company, the Subsidiaries, and, to the knowledge of the Company, the Managers with respect to the Hotels, has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except for such licenses, permits, authorizations, consents and other approvals the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries, nor any Hotel nor, to the knowledge of the Company, the Managers with respect to the Hotels, is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any Subsidiary or any Hotel the effect of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(r)            Absence of Proceedings. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any Hotel or, to the knowledge of the Company, the Managers with respect to the Hotels, or which has as the subject thereof any of the respective officers and directors of the Company or any officers, directors, managers or partners of its Subsidiaries, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(s)           Financial Statements. The consolidated financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated, and the consolidated statements of operations, equity and cash flows of the Covered Entities for the periods specified; the supporting schedules included or incorporated by reference in the Registration Statement, if any, fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly present the information shown therein and has been compiled on a basis consistent with the financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information shown therein and complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement; all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)            Independent Accountants. KPMG LLP (or any successor audit firm), who has audited the financial statements of the Covered Entities and has expressed their opinion in a report with respect to the financial statements of the Covered Entities included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, is, and was during the periods covered by its report, an independent registered public accounting firm with respect to the Covered Entities as required by the Securities Act.

(u)           No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except as may be otherwise stated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any probable transaction or binding agreement that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of capital stock.

(v)           Registration Rights. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(w)          Authorization of the Shares. The issuance and sale of the Issuance Shares to the Agents hereunder and the issuance and delivery of the Forward Settlement Shares pursuant to any Forward Contract have been duly authorized by the Company, and when issued and duly delivered against payment or other consideration therefor as contemplated by this Agreement or such Forward Contract, as the case may be, such shares of Common Stock will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of such shares of Common Stock by the Company are not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party.

(x)           Authorization of the Units. The issuance of OP Units to the Company in exchange for contribution of proceeds from the sale of the Issuance Shares or the Forward Settlement Shares described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been duly authorized by the Partnership, and when issued and duly delivered against payment therefor, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company or the Partnership; and the issuance of OP Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Partnership or under any agreement to which the Partnership is a party.

(y)          Transfer Taxes. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, any Master Forward Confirmation, any Forward Contract or the issuance, sale and/or delivery of the Shares or the Forward Settlement Shares.

(z)           Listing on NYSE. As of each Settlement Date, the Shares and the Forward Settlement Shares will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(aa)         Absence of Manipulation. The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb)        FINRA. Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of FINRA) any member firm of FINRA.

(cc)         Legal, Tax or Accounting Advice. Neither the Company nor the Partnership has relied upon the Agents, the Forward Purchasers or Forward Sellers or legal counsel for the Agents, the Forward Purchasers or Forward Sellers for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(dd)        Form of Stock Certificate. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles and Bylaws of the Company and the requirements of the NYSE.

(ee)         Title to Property. (i) The Company and the Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property owned or leased by them that are material to the business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are (A) disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (B) listed as an exception to the owner’s or leasehold title insurance policies furnished by the Company to the Agents, Forward Purchasers, Forward Sellers or their counsel or (C) would not reasonably be expected to have a Material Adverse Effect on the Company’s interest in the related property, the value of such property or the business conducted thereon; (ii) any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and (iii) except with respect to the Company’s corporate headquarters at 2 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814 (the “Headquarters”), the Company or a Subsidiary has an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on each property described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as being owned or leased, as the case may be, by the Company or a Subsidiary, that insures the Company’s or the Subsidiary’s fee simple or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.

(ff)          Condition of Property. To the knowledge of the Company and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all real property owned or leased by the Company or any Subsidiary (other than the Headquarters), whether owned in fee simple or through a joint venture or other partnership, including the Hotels (each, a “Property” and collectively, the “Properties”), is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that would have a Material Adverse Effect.

(gg)        Property Leases. Except with respect to the Headquarters, each of the properties listed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as a property with respect to which the Company or one of its Subsidiaries has a leasehold interest is the subject of a lease that (i) is in the name of the relevant Subsidiary and has been duly and validly authorized, executed and delivered by or on behalf of the relevant Subsidiary or (ii) has been assigned to a Subsidiary pursuant to an assignment of lease which has been duly and validly authorized, executed and delivered by or on behalf of the relevant Subsidiary and to the knowledge of the Company, by each of the other parties thereto and each such lease constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(hh)        Disclosure of Legal Matters. The descriptions in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are or will be legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except with respect to this Agreement to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; and to the best of the Company’s knowledge, no party thereto is in, or with the passage of time or the giving of notice or both will be in, breach or default under any of such agreements that would have a Material Adverse Effect.

(ii)           Possession of Intellectual Property. The Company and each Subsidiary, and, to the knowledge of the Company, the Managers with respect to the Hotels, owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property Rights”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which would reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and are not described as required.

(jj)           Accounting and Disclosure Controls. The Company, each of the Subsidiaries and, to the knowledge of the Company, the Managers with respect to the Hotels maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, each of the Subsidiaries and, to the knowledge of the Company, the Managers with respect to the Hotels employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(kk)         Payment of Taxes. The Company and the Subsidiaries have filed on a timely basis (including in accordance with any applicable extensions) all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed by them through the date hereof or have properly requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against such entity; (B) no tax deficiency has been asserted against any such entity, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to such entity, would reasonably be expected to have a Material Adverse Effect; and (C) all such tax liabilities are adequately provided for on the respective books of such entities.

(ll)           Insurance. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and with policies in such amounts and with such deductibles and covering such risks as are in the reasonable opinion of management prudent for their respective businesses; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(mm)       Environmental Laws. The Company has obtained Phase I Environmental Audits with respect to the Properties as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or any Phase I Environmental Report, (i) none of the Company, the Partnership, any of the Subsidiaries nor, to the knowledge of the Company, any other owners of the Properties, has used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any Property, except for the use, handling, storage, and transportation of Hazardous Materials (A) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (B) in compliance with applicable Environmental Statutes (as defined below); (ii) the Company, the Partnership and the other Subsidiaries do not intend to use any Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, handling, storage, and transportation of Hazardous Materials (A) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (B) in compliance with applicable Environmental Statutes; (iii) none of the Company, the Partnership, nor any of the other Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any Property or any assets described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party or of an agent of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (iv) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or, to the knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as defined below).

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act (Solid Waste Disposal Act), as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136-136y, the Clean Air Act, as amended, 42 U.S.C. Sections 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), as amended, 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, as amended, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, as amended, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(nn)        Environmental Liabilities. To the knowledge of the Company, there are no costs or liabilities associated with the Properties pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

(oo)        Independent Appraisals and Environmental Reports. To the knowledge of the Company, none of the entities that prepared appraisals of the Properties, nor the entities that prepared Phase I or other environmental assessments with respect to any Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee.

(pp)        Anti-Discrimination Laws. None of the Company, the Partnership or any Subsidiary or, to the knowledge of the Company, the Managers, with respect to the Hotels, is in violation of or has received notice of any violation with respect to any U.S. federal, state or local law relating to discrimination or retaliation in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor of any applicable U.S. federal, state or local wage and hours law, the violation of any of which could reasonably be expected to have a Material Adverse Effect. The Company, the Partnership and each Subsidiary and, to the knowledge of the Company, the Managers, with respect to the Hotels, have complied in all material respects with all applicable laws, rules, regulations, ordinances, orders, decrees and judgments with respect to labor and employment (including the Fair Labor Standards Act and all other laws regarding wages and hours, classification of employees and contractors, anti-discrimination, anti-retaliation, recordkeeping, employee leave, tax withholding and reporting, immigration and safety) except where the failure to be in compliance could not have a Material Adverse Effect. The Company, the Partnership, each Subsidiary and, to the knowledge of the Company, the Managers, with respect to the Hotels, are in compliance with, and have satisfied all obligations arising under or relating to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et. seq., the regulations and rules thereunder, or under any similar provision of any federal, state, or local law except where the failure to be in compliance could not have a Material Adverse Effect.

(qq)        ERISA. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA; “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan have been made on a timely basis; there has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any material liability; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification, in each case, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(rr)          Anti-Bribery Laws. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer, director, manager or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s Code of Business Conduct provided to the Agents, Forward Purchasers and Forward Sellers or their counsel, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(ss)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder, including Section 402 related to loans, Section 404 related to internal controls and Sections 302 and 906 related to certifications, other than de minimis violations.

(tt)          Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(uu)        Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)        Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww)       Affiliations with the Agents, the Forward Sellers and the Forward Purchasers. Except as disclosed in the Prospectus or any Permitted Free Writing Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agents, the Forward Purchasers or Forward Sellers and (ii) does not intend to use any of the proceeds from the issuance, sale and/or delivery of the Shares hereunder or the Forward Settlement Shares pursuant to any Forward Contract to repay any outstanding debt owed to any affiliate of the Agents, the Forward Purchasers or Forward Sellers.

(xx)         Compliance with NYSE Listing Standards. The Company is in compliance in all material respects with the current listing standards of the NYSE.

(yy)        Rights and Actions Affecting Properties. To the knowledge of the Company, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects; if and to the extent there is a failure to comply, such failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and will not result in a forfeiture or reversion of title; to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other similar proceeding or action that will in any material respect affect the size of use of, improvements on, construction on or access to any of the Properties, except such zoning changes, proceedings or actions that, individually or in the aggregate, would not have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Partnership or any of the Subsidiaries that are required to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are disclosed therein; to the knowledge of the Company, no lessee, licensee, concessionaire or vendor of any portion of any of the Properties is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice or both could constitute a default under any of such leases or licenses, except such defaults that would not reasonably be expected to have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or any part of any Hotel, or any interest therein, which option or right is required to be described in the Registration Statement or the Prospectus and which option or right is not so described.

(zz)         Convertible Property Interests. The mortgages and deeds of trust encumbering the Hotels are not convertible into equity interests in the property, nor will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

(aaa)       Finder’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(bbb)      Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and which is not so described.

(ccc)       Investment Company Act. Neither the Company nor any of the Subsidiaries is, and after giving effect to the offering, issuance, sale and/or delivery of the Shares and Forward Settlement Shares and the use of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(ddd)      Absence of Labor Disputes. There are no existing or, to the knowledge of the Company, threatened strikes, lockouts, work stoppages or labor disputes with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, the Managers with respect to the Hotels which could reasonably be expected to have a Material Adverse Effect.

(eee)       Statistical and Market Related Data. The industry, statistical and market related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources available that the Company believes are reliable and, to the knowledge of the Company, such data are accurate.

(fff)         Federal Tax Status. (A) The Company elected to be taxed as a real estate investment trust (“REIT”) under the Code commencing with its taxable year ended December 31, 2005; (B) commencing with the Company’s taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current and proposed ownership and operations will allow the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and in the future; (C) as long as the Partnership has more than one member for federal income tax purposes, it will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and will not be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code; (D) the Company intends to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2021 and all subsequent years; and (E) the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code for its taxable year ending December 31, 2021 or at any time thereafter.

(ggg)      Tax Disclosures. The factual description of, and the assumptions and representations regarding, the Company’s organization and current and proposed method of operation set forth or incorporated by reference in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” accurately and completely summarize the matters referred to therein in all material respects.

(hhh)      Absence of Business Interruption. Neither the Company, any of its Subsidiaries, nor any Hotel has sustained, since December 31, 2020, any loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(iii)          Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) regarding such financial or operational projection contained in the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances as determined by the Company.

(jjj)          Officer’s Certificates. Any certificate signed by any officer of the Company, the Partnership, or any Subsidiary delivered to the Agents, the Forward Sellers or the Forward Purchasers or to counsel for the Agents, the Forward Sellers or the Forward Purchasers pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Partnership to the Agents, the Forward Sellers and the Forward Purchasers as to the matters covered thereby.

(kkk)       Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(lll)          Cybersecurity; Data Protection. Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used to process, store, maintain and operate date, information and functions (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each of its Subsidiaries as currently conducted, (ii) the Company and each of its Subsidiaries have implemented and maintained controls, policies, procedures, and safeguards reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data used in connection with their businesses, (iii) to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems, and (iv) to the Company’s knowledge, the Company and each of its Subsidiaries are presently in material compliance with all applicable laws, statutes and regulations and any judgments, orders or rules of any court, arbitrator or regulatory authority having lawful jurisdiction over the Company or any of its Subsidiaries, and any contractual obligations relating to the privacy and security of such IT Systems.

The Company acknowledges that the Agents, the Forward Sellers and the Forward Purchasers and, for purposes of the opinions to be delivered pursuant to Sections 5 and 6 hereof, counsel to the Company and counsel to the Agents, the Forward Sellers and the Forward Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4.            Certain Covenants of the Company. The Company hereby agrees with the each of the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)           For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (i) to furnish to the Agents, the Forward Sellers and the Forward Purchasers a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, and (ii) that the Company shall not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which the Agents, the Forward Sellers and the Forward Purchasers reasonably object, unless the Company’s legal counsel has advised the Company that filing such document is required by law.

(b)          To prepare a Prospectus Supplement, with respect to any Shares sold pursuant to this Agreement in a form previously approved by the Agents, the Forward Sellers and the Forward Purchasers and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act); to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to the Agents, the Forward Sellers and the Forward Purchasers via e-mail in “.pdf” format on such filing date to an e-mail account designated by the applicable Agent, Forward Seller or Forward Purchaser; and, at such party’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)            To timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)            In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)            To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Agents, the Forward Sellers and the Forward Purchasers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents, the Forward Sellers and the Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)            To make available to the Agents, the Forward Sellers and the Forward Purchasers, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, the Forward Sellers and the Forward Purchasers, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); and for so long as this Agreement is in effect, the Company shall prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)            To furnish or make available to the Agents, the Forward Sellers and the Forward Purchasers during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents, the Forward Sellers and the Forward Purchasers from time to time during the Term such other information as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, the Forward Sellers and the Forward Purchasers, as applicable; provided, however, that the Company and its Subsidiaries shall have no obligation to provide the Agents, the Forward Sellers and the Forward Purchasers with any document filed on EDGAR or included on the Company’s Internet website.

(h)            If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to the Agents, the Forward Sellers and the Forward Purchasers or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, prompt notice shall be given, and confirmed in writing, to the Agents, the Forward Sellers and the Forward Purchasers for the Agents and the Forward Sellers to cease the solicitation of offers to purchase the Shares, and, in either case, if the Company decides to amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements; provided, however, that if during such same period the Agents and the Forward Sellers are required to deliver a prospectus in respect of transactions in the Shares, the Company shall as promptly as practicable prepare and file with the Commission such an amendment or supplement.

(i)             To timely file such reports pursuant to the Exchange Act in order to generally make available to its security holders an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)             To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k)             Not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business or bidding for or purchasing shares of Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(l)              Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes under this Agreement, any Terms Agreement, any Master Forward Confirmation and any Forward Contract, whether or not the transactions contemplated hereby are consummated, including, without limitation: (i) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Securities Act), the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares and Forward Settlement Shares, (iii) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agents, the Forward Purchasers and Forward Sellers, (iv) the listing of the Shares and the Forward Settlement Shares on the NYSE and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by FINRA, (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (vii) the performance of the Company’s other obligations hereunder; provided that the Agents, the Forward Purchasers and Forward Sellers shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares and fees and disbursements of its counsel other than as specifically provided above or elsewhere in this Agreement.

(m)            If an aggregate number of shares having at least an aggregate offering price of $25.0 million have not been offered and sold under this Agreement by the 18-month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement pursuant to Section 8(a)(i) (the “Determination Date”), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of their reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with this Agreement and any Master Forward Confirmation and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and under any Master Forward Confirmation of the Agents, the Forward Sellers and the Forward Purchasers, incurred by them in connection with the offering contemplated by this Agreement (collectively, the “Expenses”); provided, however, that the Company shall not be required to reimburse the Agents, the Forward Sellers and the Forward Purchasers pursuant to this Section 4(m) for their Expenses in excess of $150,000 in the aggregate. The Expenses shall be due and payable by the Company to the Agents, the Forward Sellers and the Forward Purchasers within sixty (60) Trading Days of the Determination Date.

(n)            With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Securities Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(o)            During any period beginning on the date the Company delivers a Placement Notice and ending on the earlier of (i) the applicable final Settlement Date related to such Placement Notice or (ii) the earlier withdrawal by the Company or rejection by the Agents or the Forward Sellers of such Placement Notice, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of any other shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or any securities convertible into or exercisable or exchangeable for shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Agents, the Forward Sellers and the Forward Purchasers at least four (4) Trading Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agents, the Forward Sellers and the Forward Purchasers suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agents, the Forward Sellers and the Forward Purchasers in light of the proposed transaction; provided, however, that the Company may issue, deliver and sell (A) the Shares to be sold hereunder and any Forward Settlement Shares issuable pursuant to any Forward Contract, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding at the time such Placement Notice is delivered, including OP Units, (C) any shares of Common Stock, shares of restricted stock, phantom shares, dividend equivalent rights or other equity-based awards, including LTIP units of limited partnership interest in the Partnership (“LTIP Units”) issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment or stock purchase plan existing at the time such Placement Notice is delivered, (E) OP Units issued upon conversion of LTIP Units, (F) any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with acquisitions of real property or real property companies or (G) any shares of Common Stock sold by the Company’s transfer agent to eliminate fractional shares; and provided, further, however, that the foregoing shall not be applicable if the Company has provided notice to the Agents, the Forward Sellers and the Forward Purchasers of a suspension of sales hereunder pursuant to Section 2(r) hereof.

(p)            To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)            The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares and Forward Settlement Shares authorized for issuance by the Board of Directors of the Company pursuant to the terms of this Agreement and any Forward Contract. During any Selling Period or period in which the Prospectus relating to the Shares is required to be delivered by the Agents or the Forward Sellers under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the relevant Shares to be listed on the NYSE, subject to official notice of issuance.

(r)            That it consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Stock for their own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)            The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2021, for taxation as a REIT under the Code, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code thereafter, and will not take any action to revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code, unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders for the Company to continue to qualify as a REIT.

(t)             In connection with entering into any Forward, neither the Company nor any of its affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.

(u)            If the Company wishes that Shares be offered, sold or delivered at any time after filing an Earnings 8-K for a fiscal year or quarter, but prior to the Filing Time for such fiscal year or quarter, then, prior to requesting the sale of any Shares under this Agreement, the Company shall (i) provide the Agents, the Forward Sellers and the Forward Purchasers with a customary chief financial officer’s certificate in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 5(a)(i) through (v) hereof and (ii) afford the Agents, the Forward Sellers and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 6(h) hereof. For purposes of clarity, the parties hereto agree that the delivery of any chief financial officer’s certificate, officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 4(u) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, general counsel’s certificates, accountants’ letters and legal opinions and letters as provided in Section 5 hereof.

5.            Execution of Agreement. The obligations of the Agents, the Forward Sellers and the Forward Purchasers to execute and deliver this Agreement shall be subject to the satisfaction of the following conditions in connection with, and on the date of, the execution of this Agreement:

(a)            the Company shall have delivered to the Agents, the Forward Sellers and the Forward Purchasers:

(i)           an officers’ certificate signed by two of the Company’s executive officers, on behalf of the Company (for itself and as general partner of the Partnership), dated the date of this Agreement, certifying as to the matters set forth in Exhibit E hereto;

(ii)          opinions and a negative assurance letter of Goodwin Procter LLP, counsel to the Company, addressed to the Agents, the Forward Sellers and the Forward Purchasers, as applicable, and dated the date of this Agreement, in the form of Exhibit F hereto;

(iii)         an opinion of Goodwin Procter LLP, tax counsel to the Company, addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, in the form of Exhibit G hereto;

(iv)        a “comfort” letter of KPMG LLP (or any successor audit firm), addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request;

(v)         an opinion of the general counsel of the Company, addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, in the form of Exhibit H hereto;

(vi)        to the extent required pursuant to Section 4(u) above, a certificate of the chief financial officer of the Company;

(vii)       a certificate signed by the Company’s corporate secretary, annexing, among other documents, the resolutions duly adopted by the Board of Directors of the Company or a duly authorized committee thereof, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii)      such other documents as the Agents, the Forward Sellers and the Forward Purchasers shall reasonably request.

(b)            The Agents, the Forward Sellers and the Forward Purchasers shall have received an opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel to the Agents, addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(c)            The Agents, the Forward Sellers and the Forward Purchasers shall have received an opinion of Sidley Austin LLP, special counsel to the Agents, Forward Sellers and the Forward Purchasers, addressed to the Agents, Forward Sellers and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

6.            Additional Covenants of the Company. The Company further covenants and agrees with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)            Each acceptance of a Placement Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents, the Forward Sellers and the Forward Purchasers pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as amended and supplemented to the time of such Placement Notice or Terms Agreement, at or before the Time of Sale as the case may be).

(b)            Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (except by the filing of any Incorporated Document (other than an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that is required pursuant to Section 4(u)), any prospectus supplement filed pursuant to Section 4(b) hereof or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares) or, unless a Placement Notice is then in effect and has not been suspended or the Settlement Date for any Shares previously sold has not yet occurred, at such later date selected by the Company following such amendment or supplement (but, in any event, no later than the first date and time following such amendment or supplement on which the Company accepts a Placement Notice or enters into a Terms Agreement), (ii) there is a Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as the Agents, the Forward Sellers and the Forward Purchasers shall reasonably request, provided that the Agents, the Forward Sellers and the Forward Purchasers shall not make such a request during periods that the Company is not and will not be selling any Shares (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to the Agents, the Forward Sellers and the Forward Purchasers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate).

(c)            Each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers an opinion, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinion referred to in Section 5(a)(v) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion, or, in lieu of such opinion, a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on the opinion referred to in Section 5(a)(v), furnished to the Agents, the Forward Sellers and the Forward Purchasers, to the same extent as though they were dated the date of such opinion (except that such statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion).

(d)            Each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers, as applicable, (i) the written opinions and negative assurance letter of Goodwin Procter LLP, counsel to the Company, and (ii) the written opinion of Goodwin Procter LLP, tax counsel to the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Section 5(a)(ii) and Section 5(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel shall furnish the Agents, the Forward Sellers and the Forward Purchasers with letters substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii), furnished to the Agents, the Forward Sellers and the Forward Purchasers, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(e)            Each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause KPMG LLP (or any successor audit firm) to furnish to the Agents, the Forward Sellers and the Forward Purchasers a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(f)            Each Bring-Down Delivery Date, to the extent required pursuant to Section 4(u) above, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of the chief financial officer of the Company of the same tenor as the certificate referred to in Section 4(u).

(g)            (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission at the time the Company accepts a Placement Notice; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Sellers and the Forward Purchasers and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Placement Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Placement Notice.

(h)            The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Sellers and the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Placement and any Time of Sale or Time of Delivery, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP (or any successor audit firm) for an update on diligence matters with representatives of the Agents, the Forward Sellers and the Forward Purchasers and (ii) at each Bring-Down Delivery Date or otherwise as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP (or any successor audit firm) for one or more due diligence sessions with representatives of the Agents, the Forward Sellers and the Forward Purchasers and their counsel.

(i)            To the extent required under applicable law, the Company shall disclose, in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or, at the Company’s option, in prospectus supplements to be filed by the Company from time to time, the number of the Shares and Forward Settlement Shares sold under this Agreement, any Forward Contract and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and Forward Settlement Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.

All opinions, letters and other documents referred to in Sections 6(b) through (e) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers. The Agents, the Forward Sellers and the Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (e) above.

7.            Conditions to the Obligations of the Agents, the Forward Sellers and the Forward Purchasers. The obligations of the Agents and the Forward Sellers hereunder with respect to a Placement (including the borrowing of Forward Hedge Shares in connection with a Placement) and the obligations of the Agent under any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Partnership contained herein, which representations and warranties shall be true and correct in all respects, as of the date of this Agreement or the Execution Time, as applicable, each Representation Date, and as of each Time of Sale, Settlement Date and Time of Delivery, (ii) the performance by the Company and the Partnership, in all material respects, of their obligations hereunder and/or under any Terms Agreement, as the case may be, and (iii) the following additional conditions:

(a)            In the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Time of Delivery, trading in the Common Stock on the NYSE shall not have been suspended.

(b)            From the date of this Agreement, no event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Agents, the Forward Sellers and the Forward Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(c)            Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that is not disclosed in the Prospectus or any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(d)            Prior to the Settlement Date, the Shares to be issued pursuant to the Placement Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the NYSE, subject only to notice of issuance.

(e)            (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance, delivery or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance, delivery or sale of the Shares.

(f)            (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Sellers and the Forward Purchasers; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Placement Notice.

(g)            No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents, the Forward Sellers and the Forward Purchasers shall have reasonably objected in writing.

(h)            In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the requested Issuance Amount or Forward Hedge Amount, as applicable, (ii) the aggregate Sales Price of all Shares sold under all previous Issuances and Forwards effected pursuant to this Agreement and (iii) the aggregate amount sold under any Terms Agreements would exceed the Maximum Program Amount.

(i)            At every Bring-Down Delivery Date, the Agents, the Forward Sellers and the Forward Purchasers shall have received the officer’s certificates, opinions and negative assurance letters of counsel, “comfort” letters, and to the extent required by Section 4(u), the chief financial officer’s certificates, and other documents provided for under Sections 6(b) through (e), inclusive.

(j)            With respect to any Forward, on or prior to the applicable Forward Hedge Selling Period, the Company shall have executed and delivered to the applicable Forward Purchaser a Master Forward Confirmation, acceptable to such Forward Purchaser in form and substance.

8.            Termination.

(a)            (i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents, the Forward Sellers and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)            In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent party to such Terms Agreement.

(b)            (i) Each Agent, Forward Seller and Forward Purchaser may terminate this Agreement as it relates to such Agent, Forward Seller or Forward Purchaser, as applicable, in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)            In the case of any purchase by any Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Time of Delivery, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (1) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the NYSE or the NASDAQ Global Select Market, (2) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (3) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (4) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the judgment of such Agent, is material and adverse or (5) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(1) through (5), such event singly or together with any other such event specified in clauses (A)(1) through (5) makes it, in such Agent’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)            This Agreement shall remain in full force and effect until the earlier of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Program Amount has been sold in accordance with the terms of this Agreement and any Terms Agreement, provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 2(i) of this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward and (C) the third anniversary of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination. For avoidance of doubt, the Company shall be under no obligation to file a new shelf registration statement on Form S-3 upon the expiration of the Registration Statement.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof. For the avoidance of doubt, any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).

9.            Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Agent, Forward Seller and Forward Purchaser, their affiliates, directors, officers, employees and agents and each person, if any, who controls the Agents, the Forward Sellers and the Forward Purchasers, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents and the Forward Sellers, furnished to the Company in writing by or on behalf of the Agents and the Forward Sellers, expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)).

(b)            The Agents and the Forward Sellers, severally and not jointly, agree to indemnify and hold harmless the Company and each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a)(i) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents and the Forward Sellers furnished to the Company in writing by or on behalf of the Agents and the Forward Sellers expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: (i) the Agents’ and the Forward Sellers’ names, (ii) the last sentence of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement and (iii) only with respect to the Agents, the second and fifth paragraphs under the heading “Plan of Distribution—Sales Through or To Sales Agents, as our Sales Agents and Principals” in the Prospectus Supplement, and with respect to each of (i), (ii) and (iii), in each other instance where such language appears in the Prospectus Supplement.

(c)            If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the Indemnified Person shall be selected by the Agents, the Forward Sellers and the Forward Purchasers and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the Indemnified Person shall be selected by the Company. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, the Forward Sellers and the Forward Purchasers, their affiliates, directors, officers and agents and any control persons of the Agents, the Forward Sellers and the Forward Purchasers shall be designated in writing by the Agents, the Forward Sellers and the Forward Purchasers, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, such Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by this Section 9(c) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.

(d)            In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Partnership, jointly and severally, and the applicable Agents and the Forward Sellers, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the same) (collectively, the “Losses”) to which the Company, the Partnership and the applicable Agents, the Forward Sellers or the Forward Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and by the applicable Agents, the Forward Sellers or the Forward Purchasers on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Partnership, jointly and severally, and the applicable Agents and the Forward Sellers, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Partnership, on the one hand, and such Agents, Forward Sellers and Forward Purchasers, on the other, with respect to the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Partnership, on the one hand, and the applicable Agents, the Forward Sellers and the Forward Purchasers, on the other, shall be deemed to be in the same proportions as (i) in the case of the Company and the Partnership, (x) the total Net Proceeds from the offering of the Issuance Shares for each Issuance under this Agreement or a Terms Agreement (before deducting expenses) received by the Company and the Partnership bear to the aggregate Sales Price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (ii) in the case of an Agent, the total commissions received by such Agent bears to the aggregate Sales Price of the Issuance Shares sold by such Agent, (iii) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward executed by such Forward Seller under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the applicable Gross Forward Amount, and (iv) in the case of a Forward Purchaser, the aggregate net Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward Contract executed by such Forward Purchaser in connection with this Agreement bears to the applicable Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Partnership, on the one hand, or the applicable Agents, the Forward Sellers and the Forward Purchasers, on the other, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Partnership, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Agents, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding the foregoing provisions of this Section 9, neither an Agent nor a Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to its offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages which the Agent or the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, any person who controls the Agent, the Forward Seller or the Forward Purchaser within the meaning of either the Securities Act or the Exchange Act, and any affiliates, officers, directors, partners, employees or agents thereof, will have the same rights to contribution as the Agents, the Forward Sellers or the Forward Purchasers, as applicable, and any person who controls the Company or the Partnership within the meaning of either the Securities Act or the Exchange Act, each director of the Company, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company and the Partnership, subject in each case to the provisions hereof.

(e)            The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.            Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and,

(a)            if to the Agents, to the contacts as set forth on Exhibit C, with a copy to Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, D.C. 20037, Facsimile: (202) 879-8941, Attention: Christopher C. Green.

(b)            if to the Forward Sellers or Forward Purchasers, to the contacts as set forth on Exhibit C, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Prabhat K. Mehta.

(c)            if to the Company or the Partnership to DiamondRock Hospitality Company, 2 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814, fax no. (240) 744-1199, Attention: General Counsel, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02110, fax no. (617) 523-1231, Attention: David H. Roberts.

11.            No Fiduciary Relationship. Each of the Company and the Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers (and any affiliate through which the Agents, the Forward Sellers or the Forward Purchasers may be acting), on the other, (b) the Agents and the Forward Sellers are acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and any Terms Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement, any Master Forward Confirmation and any Forward Contract, irrespective of whether or not the Agents, the Forward Sellers or the Forward Purchasers have advised or is advising the Company on other matters, and none of the Agents, the Forward Sellers or the Forward Purchasers have any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement, any Master Forward Confirmation or any Forward Contract except the obligations expressly set forth herein and therein, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement, any Master Forward Confirmation and any Forward Contract, (d) none of the Agents, the Forward Sellers or the Forward Purchasers have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement any Master Forward Confirmation or any Forward Contract and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (e) it is aware that the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents, the Forward Sellers and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, (f) the Sales Price of the Shares sold pursuant to this Agreement or any Terms Agreement will not be established by the Agents, the Forward Sellers or the Forward Purchasers, (g) it waives, to the fullest extent permitted by law, any claims it may have against the Agents, the Forward Sellers and the Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement and any Terms Agreement and agrees that none of the Agents, the Forward Sellers or the Forward Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company and (h) the Company’s engagement of the Agents and the Forward Sellers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agents, the Forward Sellers or the Forward Purchasers have advised or are currently advising the Company or the Partnership on related or other matters). Each of the Company and the Partnership agrees that it will not claim that any of the Agents, the Forward Sellers or the Forward Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Partnership, as applicable, in connection with such transaction or the process leading thereto.

12.            Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Forward Contract and any Placement Notice shall be adjusted to take into account any stock split or reverse stock split effected with respect to the Shares.

13.            Governing Law; Construction.

(a)            This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)            The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.            Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Agents and the Forward Sellers, on the one hand, and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, on the other hand, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company are or may be subject, by suit upon such judgment.

15.            Parties in Interest. The agreements set forth herein and any Terms Agreement have been and are made solely for the benefit of the Agents, the Forward Purchasers, the Forward Sellers, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Agents or the Forward Sellers) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16.            Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.            Successors and Assigns. This Agreement shall be binding upon each of the Agents, the Forward Purchasers, the Forward Sellers, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, and the Agents’, the Forward Purchasers’ and the Forward Sellers’ respective businesses and/or assets. Notwithstanding the foregoing, in the event that an entity acting as Forward Purchaser (the “Previous Forward Purchaser”) is replaced as a party to its Master Forward Confirmation by its affiliate (the “New Forward Purchaser”) pursuant to the transfer or assignment provision of such Master Forward Confirmation, then, from the date of such transfer/assignment, the New Forward Purchaser shall for all purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

18.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents, the Forward Purchasers and the Forward Sellers contained in this Agreement or made by or on behalf of the Company or the Agents, the Forward Purchasers and the Forward Sellers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares, and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Agents, the Forward Sellers and the Forward Purchasers.

19.            Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under Securities Act.

20.            Recognition of the U.S. Special Resolution Regimes

(a)            In the event that any Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from any such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.            Amendment of This Agreement; Additional Agents. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto; provided, however, that on any Representation Date, the Company may, in its sole discretion, add one or more financial institutions (each, an “Additional Agent”) as Agents, Forward Sellers or Forward Purchasers hereunder upon the execution and delivery by each such Additional Agent and the Company of a joinder agreement to this Agreement in the form of Exhibit J hereto (a “Joinder”) and delivery of a copy of such executed Joinder by the Company to each Agent, Forward Seller and Forward Purchaser hereunder.  Each party hereto agrees that upon the execution and delivery of a Joinder by such Additional Agent and the Company, (i) such Additional Agent shall be deemed to be an Agent, Forward Seller and/or Forward Purchaser, as applicable, hereunder and each reference to “Agent,” “Forward Seller” and/or “Forward Purchaser”, as applicable, in this Agreement shall be deemed to include a reference to such Additional Agent mutatis mutandis and (ii) such Additional Agent shall be bound by the terms and conditions of this Agreement applicable to an Agent, Forward Seller and/or Forward Purchaser, as applicable.

22.            Miscellaneous. Lending affiliates of the Agents, the Forward Purchasers and the Forward Sellers may have lending relationships with issuers of securities underwritten or privately placed by the Agents and the Forward Sellers. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Agents and the Forward Sellers will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Agents, the Forward Purchasers and the Forward Sellers.

The Agents, the Forward Purchasers and the Forward Sellers and one or more of their affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that Agents and the Forward Sellers are acting as agents pursuant to this Agreement; provided that the Agents and the Forward Sellers acknowledge and agree that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Agents, the Forward Purchasers, the Forward Sellers and their affiliates to enter into any such transactions.

23.            Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 8.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to borrow and sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the applicable Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in such Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Exhibit D and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, subject to Section 2(e) hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the applicable Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the applicable Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the applicable Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 6 or Section 8 hereof and as set forth in Sections 2(c) and Section 2(r) hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means all Shares borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller delivered in accordance with this Agreement that contains the information required by Section 2(b) and specifies that it relates to a Forward, a form of which is attached hereto as Exhibit B.

“Forward Settlement Shares” means any shares of Common Stock issuable by the Company pursuant to any Forward Contract.

“Issuance” means each occasion the Company elects to exercise its right to enter into a Terms Agreement or deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and, pursuant to a Placement Notice, requires the Agents to use their commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice or Terms Agreement for such Issuance, which amount, in the case of an Issuance pursuant to a Placement Notice, shall be the target aggregate Sales Price of the Issuance Shares to be sold by the Agents, subject to the terms and conditions of this Agreement.

“Issuance Placement Notice” means a written notice to an Agent delivered in accordance with this Agreement that contains the information required by Section 2(b) and specifies that it relates to an Issuance, a form of which is attached hereto as Exhibit B.

“Issuance Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice or Terms Agreement, the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Issuance Shares are made.

“Issuance Shares” means all Shares issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Master Forward Confirmation” means each Master Confirmation for each Forward Contract, substantially in the form attached hereto as Exhibit I, dated as of the date hereof or a later date as agreed by the parties thereto, by and between the Company and a Forward Purchaser, including all provisions incorporated by reference therein.

“Maximum Program Amount” shall mean Shares with an aggregate gross sales price of $200,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement, including on any prospectus supplement to the Registration Statement).

“NYSE” means the New York Stock Exchange.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by the Agents or the Forward Sellers on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to this Agreement shall not exceed the Maximum Program Amount.

“Selling Commission” means, for any Issuance the product of (x) the Selling Commission Rate for such Issuance and (y) the aggregate Sales Price of the Issuance Shares sold during the Trading Day of any Issuance Selling Period.

“Selling Commission Rate” means a mutually agreed rate of the Sales Price of Issuance Shares sold during any Issuance Selling Period as specified in the Issuance Placement Notice for such Issuance (as amended by the corresponding Acceptance, if applicable) as set forth in Exhibit D.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Agents shall otherwise agree (including in any Terms Agreement), any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the number of Shares sold pursuant to the Distribution Agreement and any Terms Agreements is equal to the Maximum Program Amount and (y) any termination of this Agreement pursuant to Section 8,

“Trading Day” means any day which is a trading day on the NYSE, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Volume-Weighted Hedge Price” has the meaning set forth in the applicable Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Section 2(i), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Trading Day.

If the foregoing correctly sets forth the understanding among the Company, the Agents, the Forward Purchasers and the Forward Sellers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Agents, the Forward Purchasers and the Forward Sellers.

[Signature Page Follows]

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

By:	/s/ William J. Tennis
Name: William J. Tennis
Title: Executive Vice President, General Counsel and Secretary

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its general partner

By:	/s/ William J. Tennis
Name: William J. Tennis
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Distribution Agreement]

Deutsche Bank Securities Inc.

By:	/s/ John Perry
Name: John Perry
Title: Director

By:	/s/ Samir Abu-Khadra
Name: Samir Abu-Khadra
Title: Director

Barclays Capital Inc.

By:	/s/ Nicholas Cunningham
Name: Nicholas Cunningham
Title: Managing Director

BMO Capital Markets Corp.

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Manager, Derivatives Operations

BofA Securities, Inc.

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Managing Director

BTIG, LLC

By:	/s/ Joseph Passaro
Name: Joseph Passaro
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Jesse Taylor
Name: Jesse Taylor
Title: Vice President

Jefferies LLC

By:	/s/ Gregory Rinsky
Name: Gregory Rinsky
Title: Managing Director

[Signature Page to Distribution Agreement]

KeyBanc Capital Markets Inc.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

Regions Securities LLC

By:	/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

TD Securities (USA) LLC

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

Truist Securities, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

Wells Fargo Securities, LLC

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

As Agents

Deutsche Bank Securities Inc.

By:	/s/ John Perry
Name: John Perry
Title: Director

By:	/s/ Samir Abu-Khadra
Name: Samir Abu-Khadra
Title: Director

[Signature Page to Distribution Agreement]

Barclays Capital Inc.

By:	/s/ Nicholas Cunningham
Name: Nicholas Cunningham
Title: Managing Director

BMO Capital Markets Corp.

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Manager, Derivatives Operations

BofA Securities, Inc.

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Jesse Taylor
Name: Jesse Taylor
Title: Vice President

Jefferies LLC

By:	/s/ Gregory Rinsky
Name: Gregory Rinsky
Title: Managing Director

KeyBanc Capital Markets Inc.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

TD Securities (USA) LLC

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

[Signature Page to Distribution Agreement]

Truist Securities, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

Wells Fargo Securities, LLC

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

As Forward Sellers

Deutsche Bank AG, London Branch

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

Barclays Bank PLC

By:	/s/ Nicholas Cunningham
Name: Nicholas Cunningham
Title: Managing Director

Bank of Montreal

By:	/s/ Sue Henderson
Name: Sue Henderson
Title: Director, Derivatives Operations

Bank of America, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

Citibank, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature Page to Distribution Agreement]

Jefferies LLC

By:	/s/ Gregory Rinsky
Name: Gregory Rinsky
Title: Managing Director

KeyBanc Capital Markets Inc.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

The Toronto-Dominion Bank

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

Truist Bank

By:	/s/ J. West Riggs
Name: J. West Riggs
Title: Managing Director

Wells Fargo Bank, National Association

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

As Forward Purchasers, in each case solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Exhibit A

DiamondRock Hospitality Company
Common Stock

TERMS AGREEMENT

_____________, 20___

[               ]

Dear Sirs:

DiamondRock Hospitality Company, a Maryland corporation (the “Company”), and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), propose, subject to the terms and conditions stated herein and in the Distribution Agreement, dated August 6, 2021 (the “Distribution Agreement”), among the Company, the Partnership, each of Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents (the “Agents”), the Forward Sellers, and the Forward Purchasers, to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second Trading Day after the date on which the option shall have been exercised nor later than the fifth Trading Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].

[An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By	DiamondRock Hospitality Company,
its general partner

By:
Name:
Title:

Accepted and agreed to as of the

date first above written:

[               ]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities [and Additional Securities]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•]

[Number of Shares of Additional Securities:]

[•]

[Price to Public:]

[•]

Purchase Price by the Agent:

[•]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via [DWAC] in return for payment of the purchase price.]

Settlement Date:

[•], 20___

Closing Location:

[•]

Documents to be Delivered:

[The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):

(1)	the officers’ certificate referred to in Section 5(a)(i);

(2)	the opinions and negative assurance letter referred to in Section 5(a)(ii) and (iii);

(3)	the “comfort” letter referred to in Section 5(a)(iv);

(4)	the opinion referred to in Section 5(a)(v);

(5)	to the extent required pursuant to Section 4(u), a certificate of the chief financial officer of the Company;

(6)	the opinion and negative assurance letter referred to in Section 5(b); and

(7)	such other documents as the Agent shall reasonably request.]

[Lockup:]

[•]

Exhibit B

FORM OF PLACEMENT NOTICE

From:	[●]

Cc:	[●]

To:	[●]

Subject:      Equity Distribution-Placement Notice

Ladies and Gentlemen:

Reference is made to the Distribution Agreement among DiamondRock Hospitality Company (the “Company”), DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), and each of Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each in its capacity as sales agent for the Company or principal in connection with the offering and sale of any Issuance Shares thereunder, each an “Agent,” and, collectively, the “Agents” and, except in the case BTIG, LLC, Regions Securities LLC and Robert W. Baird & Co. Incorporated, each in its capacity as agent for its associated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, each a “Forward Seller” and, collectively, the “Forward Sellers”), and each of Deutsche Bank AG, London Branch, Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Jefferies LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (each in its capacity as purchaser under any Forward Contract, each a “Forward Purchaser,” and, collectively, the “Forward Purchasers”), dated as of August 6, 2021 (the “Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Distribution Agreement. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company and the Partnership represent and warrant that each representation, warranty, covenant and other agreement of the Company and Partnership contained in the Distribution Agreement [and the applicable Master Forward Confirmation] is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

B-1

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[●]
First Date of [Issuance] [Forward Hedge] Selling Period:		[●]
Maximum Number of Shares to be Sold:		[●]
[Issuance] [Forward Hedge] Amount:	$	[●]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	[●]	per share
[[Issuance][Forward Hedge Selling] Commission Rate]:		[●]	%
[Number of Shares that would result in an Excess Charter Ownership Position (as defined in the applicable Master Forward Confirmation) as of the date hereof less one Share]		[●]

Forward Price Reduction Date	Forward Price Reduction Amounts
[●]	$[●]
[●]	$[●]
[●]	$[●]
[●]	$[●]
Spread:	[●] basis points
Initial Stock Loan Rate:	[●] basis points
Maximum Stock Loan Rate:	[●] basis points
Regular Dividend Amounts Per Calendar Quarter:	$ [●]
Maturity Date:	[●]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period:	$ [●] per share

B-2

Exhibit C

[Intentionally left blank]

C-1

Exhibit D

The Current Agent shall be paid compensation not exceeding 2.0% of the Sales Price of Issuance Shares sold pursuant to the terms of this Agreement by such Agent.

The Current Forward Seller shall be paid compensation not exceeding 2.0% of the Sales Price of Forward Hedge Shares sold pursuant to the terms of this Agreement by such Forward Seller.

D-1

Exhibit E

OFFICERS’ CERTIFICATE

1.             The undersigned have carefully examined the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and, to their knowledge, as of the date hereof, the representations set forth in Section 3(b) in this Agreement are true and correct as of the date hereof as though made on and as of this date;

2.             The representations and warranties of the Company and the Partnership in this Agreement are true and correct as of the date hereof as though made on and as of this date;

3.             The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the date hereof;

4.             To the knowledge of the undersigned, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceeding for such purpose or pursuant to Section 8A under the Securities Act is pending before or threatened by the Commission as of the date hereof; and

5.             No event or condition of a type described in Section 3(h) of this Agreement has occurred or exists, which event or condition is not described in the Prospectus or any Permitted Free Writing Prospectus (excluding any amendments or supplement thereto).

E-1

Exhibit F

MATTERS TO BE COVERED BY INITIAL OPINION OF GOODWIN PROCTER LLP

[Intentionally left blank]

F-1

Exhibit G

FORM OF TAX OPINION OF GOODWIN PROCTER LLP

[Intentionally left blank]

G-1

Exhibit H

FORM OF OPINION OF GENERAL COUNSEL

[Intentionally left blank]

H-1

Exhibit I

Form of Master Forward Confirmation

[Intentionally left blank]

I-1

Exhibit J

Form of Joinder

Reference is made to the Distribution Agreement, dated August 6, 2021 (the “Distribution Agreement”), by and among DiamondRock Hospitality Company (the “Company”), DiamondRock Hospitality Limited Partnership, a Delaware limited partnership, and each of the Agents, Forward Sellers and Forward Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement. This joinder letter (this “Joinder”) is the joinder agreement described in Section 21 of the Distribution Agreement and sets forth the understanding of the parties hereto regarding the participation of the undersigned (the “Additional Agent”) in the transactions described in the Distribution Agreement.

In accordance with Section 21 of the Agreement, the Additional Agent, the Company and the Partnership hereby acknowledge, agree and confirm that, (i) by such Additional Agent’s execution of this Joinder, the Additional Agent hereby joins the Distribution Agreement as an [Agent] [Forward Seller] [Forward Purchaser], (ii) the Additional Agent shall be deemed to be [an Agent] [Forward Seller] [Forward Purchaser], and each reference to [“Agent”] [“Forward Seller”] [“Forward Purchaser”] in the Agreement shall be deemed to include a reference to the Additional Agent mutatis mutandis, (iii) the Additional Agent shall be bound by the terms and conditions of the Agreement applicable to [an Agent] [a Forward Seller] [a Forward Purchaser], and (iv) the Additional Agent shall be a beneficiary of all representations and warranties made by, and agreements and obligations of, the Company and the Partnership in the Distribution Agreement to the same extent as the same are applicable to [an Agent] [a Forward Seller] [a Forward Purchaser] thereunder.

This Joinder shall become effective upon the execution by the Additional Agent, the Company and the Partnership and delivery of a copy of this Joinder to each Agent, Forward Seller and Forward Purchaser under the Distribution Agreement. This Joinder may not be amended or modified unless in writing by all of the parties hereto and each other Agent, Forward Seller and Forward Purchaser under the Distribution Agreement.

This Joinder and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Joinder shall be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, this Joinder does not prohibit or restrict the Company from filing an arbitration claim in the FINRA arbitration forum as specified in FINRA rules.

J-1

The Company and the Additional Agent each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Joinder.

This Joinder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Joinder may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

[Intentionally Left Blank; Signature Page Follows]

J-2

IN WITNESS WHEREOF, the Additional Agent has executed this Joinder effective as of the date first written above.

[ADDITIONAL AGENT]

by

Name:
Title:

Accepted and agreed to as of the date first written above by:

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By	DiamondRock Hospitality Company,
its general partner

By:
Name:
Title:

J-3